EXHIBIT 99.1

WOODS LONERGAN& READ PLLC ATTORNEYS AT LAWwoodslonergan.com Lawrence R. Lonergan, Esq. Partner Admitted to the NY, NJ and MA Bar Writer’s Email: llonergan@wlesq.com	280 Madison Avenue, Suite 300 New York, NY 10016 Tel: 212 684 2500 Fax: 212 684 2512 ______ The Lonergan Law Firm, LLC 96 Park Street Montclair, NJ 07042 Tel: 973 641 4012 Reply to New York, NYJ

By E-Mail and Federal Express

Marc J. Ross, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32ndFloor

New York, NY 10006

Re:	OWC Pharmaceutical Research Corp.

Attorney Ross:

We are counsel for OWC Pharmaceutical Research Corp. (OWCP), with regard to legal services provided to OWCP by you and your law firm, Sichenzia Ross Friedman Ference LLP, predecessor of Sichenzia Ross Ference Kesner LLP (collectively, Sichenzia Ross). Our client advises us of the following facts and circumstances pertaining to your representation of their interests in connection with a $37,500.00 convertible note, which represented a commitment fee for the $750,000.00 equity purchase agreement with Kodiak Capital Group, LLC, a Delaware limited liability company with offices located at 260 Newport Center Drive, Newport Beach, CA 92660 (Kodiak), as referenced on your web-site and by press release dated December 30, 2015. Kodiak was introduced to OWCP by Mr. Frank Lane from CFN (Cannabis Financial Networks) in October 2015.

OWCP initially retained Sichenzia Ross in November 2015 to represent them regarding an Equity Purchase Agreement (EPA) and related $37,500.00 convertible note covering a required EPA commitment due Kodiak. We understand that you participated on at least one conference call with Mr. Ryan Hudson, Kodiak's managing partner, and OWCP's management and consultants. On that call, OWCP was lead to believe that you and Sichenzia Ross had represented other companies that had received financing from Kodiak, and believed that OWCP and Kodiak would work well together. Sichenzia Ross was further retained to file a Form S-1 registration statement with the Securities and Exchange Commission covering shares of OWCP issuable upon conversion of the Note and shares that were to be issued to Kodiak under the terms of the EPA. As you are aware, the Note was issued on December 16, 2015 to induce Kodiak to enter into the EPA, and carried a default conversion date of June 16, 2016, six months after issuance.

In retaining Sichenzia Ross, OWCP’s principals relied on your specific representations that you are considered to be a top medical marijuana securities lawyer, and that you and your firm would be able to finish writing the Form S-1 within thirty (30) days and expected to be effective not later than ninety (90) days after filing. Our clients advise further that you were well aware of OWCP's desire to repay the Note from the EPA proceeds, which you led them to believe would be available well before the six-month maturity date of the Note.

We understand that Sichenzia Ross never reduced their engagement agreement to a writing, a violation of Part 1215 to Title 22 of the Official Compilations of Codes, Rules and Regulations of the State of New York. OWCP’s principals were not aware of this requirement, which should have been explained to them, along with the scope of your representation, your billing policies and the availability of fee arbitration. This ethical lapse was the first is a series of breaches of legal duties and obligations owed by Sichenzia Ross to OWCP and its shareholders.

Despite the lack of a formal retainer agreement, our client informs that you agreed in November 2015 that OWCP would pay Sichenzia Ross (a) $15,000.00 to draft and negotiate the EPA and Note agreements and (b) $70,000.00 to draft, file and obtain approval of the S-1, payable in installments of (i) $20,000.00 as an initial retainer, (ii) $20,000.00 upon filing the S-1 and (iii) $30,000.00 upon obtaining SEC approval of the S-1 and underlying shares.

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It was also agreed by both parties that the final payment of $30,000 would be paid either by wire transfer or by 144 stock, at OWCP’s sole discretion. We are advised that, at that time, you knew that OWCP had a limited amount of cash, and that its principals intended to use the proceeds of the EPA to pay both the balance of your fees and the Note amount. Not once prior to the filing, however, did you make OWCP’s principals aware at the draconian default feature of the Note’s conversion provisions.

On or about February 12, 2016, Sichenzia Ross filed the Form S-1 registration statement with the SEC, for the purpose of registering the shares subject to the $750,000.00 Kodiak EPA and shares underlying conversion of the $37,500.00 Note, which filing was then amended by the filing of a Form S-1/A on February 16, 2016, apparently due to the failure to file the required auditor’s consent, Exhibit 23.1 to the February 12, 2016 Form S-1.

In April 2016, while SEC approval of the EPA was pending, you advised OWCP’s principals that Kodiak desired to increase the value of the EPA by $250,000.00, from $750,000.00 to $1,000,000.00. Thereafter, attorneys at Sichenzia Ross communicated with the principals of OWCP regarding the benefits and detriments of either (a) withdrawing the S-1 that had been filed, and starting fresh by filing a new registration statement for a $1,000,000.00 EPA, or (b) amending the S-1 to include the additional $250,000.00 equity purchase option.

On April 28, 2016, Sichenzia Ross was requested by an OWCP consultant that Sichenzia Ross delineate what possible implications would be involved with either (a) withdrawing the pending S-1 to be followed by a new S-1 registration statement or (b) amending the pending registration statement. On April 29, that same consultant again requested information from Sichenzia Ross regarding the timing and costs of either amending or refiling the registration statement. OWCP’s principals were mainly concerned about the effect the amendment would have on the commitment fees due Kodiak, and the possible Note conversion. As OWCP was relying on the proceeds from the EPA to pay the Note before any conversion rights accrued, OWCP was fearful that the withdrawal of the pending Form S-1 and the time involved in the preparation, filing and clearance of a new S-1 would delay the availability of funds under the EPA. At no time during your communications with OWCP or its representatives in late April 2016 did Sichenzia Ross make OWCP aware of the Note default date of June 16, 2016 and the calamitous effect a default would have on OWCP and its shareholders.

In response, Avital Even-Shosan, Esq, believed to be an associate attorney at Sichenzia Ross assigned to the OWCP account, indicated that withdrawal and refiling the registration for $1,000,000.00 would be appropriate. Notably, OWCP never heard any response from you, a seasoned securities counsel specifically retained by OWCP, on this crucial issue involving the withdrawal of the Form S-1 filed in February. Neither did any attorney at Sichenzia Ross advise or counsel any of OWCP’s principals about the disastrous effects a default under the Note would have for OWCP, or the windfall conversion rights that would be enjoyed by the Note holder in the event twice as many shares were issued on default. This is particularly troubling in light of the fact that you and the attorneys at Sichenzia Ross were aware that the principals of OWCP primarily speak and read Hebrew, and that English is their second language. The legal technicalities of the convertible Note were completely foreign to OWCP’s principals, who relied completely and – given the fact that no retainer agreement was ever offered or signed — implicitly on the ability and experience of Sichenzia Ross attorneys to navigate the unfamiliar waters of the Kodiak transaction. In this, Sichenzia Ross failed utterly.

Notwithstanding the foregoing, on May 5, 2016, an RW Application for Withdrawal of Registration Statement was filed, bearing the electronic signature of Mordechai Bignitz, OWCP’s CEO and Chairman, effectively withdrawing the S-1 filed in February 2016.

On May 9, 2016, OWCP’s consultant requested a status update from Sichenzia Ross regarding the S-1 amendment, and further sought to confirm that the Note would be replaced, because, as the OWCP principals were made to understand, the SEC had objected and refused to register the OWCP shares underlying the Note conversion. Again, OWCP never heard from you, aside from receiving dunning notices for charges that were unsupported by any written agreement between your firm and OWCP. Instead, only attorney Even-Shosan responded, again seeking confirmation that OWCP wanted to “cancel the note and issue stock in its place.” On May 10, OWCP’s consultant wrote to attorney Even-Shosan and indicated that “a replacement for the Note is a must.”

Thereafter, Sichenzia Ross drafted amendments to the EPA and Registration Rights Agreement regarding the Note shares, ostensibly replacing and revising the terms of the original Note. On May 11, attorney Even-Shosan wrote to the principals of Kodiak and attached the amendments that increased the size of the equity line to $1,000,000.00 and removed the requirement to register the Note shares with the SEC. The amendments were completed and signed by OWCP and Kodiak by June 14, 2016, and the new Form S-1, amended EPA and amended Registration Rights Agreement were filed with the SEC on June 16, 2016. No disclosure was ever made by you or any attorney at Sichenzia Ross to OWCP that the convertible Note was in imminent default nor did your firm include any disclosure in the Form S-1 filed on June 16, 2016 of the material fact that any conversion of the $37,500 note after June 16, 2016 would result in the issuance of 100% more shares of OWCP because of the default on the Note by the close of business on June 16, 2016.

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On September 1, 2016, after massive pressure from Kodiak's representative, Jim Fitzpatrick, OWCP consented to the sale of the Note to Nations Advisory Partners Ltd. (Nations), with an address at 2008 W. 81st Street, Leawood, Kansas 66206, which was introduced to OWCP by Kodiak. Sichenzia Ross represented OWCP regarding this sale, as well.

OWCP’s principals were then shocked when, on or about September 16, 2016, Nations informed OWCP that it was electing to convert the Note at a 75% share price discount, rather than the original 50% share price discount, because Nations declared that the Note had been in default since June 16, 2016. The biggest surprise for OWCP’s principals then came when they discovered that the default required OWCP to eventually issue an additional sixteen million eight hundred and fifty-one thousand and fifteen (16,851,015) OWCP shares, for a total of 33,702,031 shares, to Nations, which were immediately tradeable due to Rule 144 tacking benefits enjoyed by Nations as assignee of the Kodiak Note under Rule 144. These shares were immediately sold into the market by Nations without regard to the negative impact on OWCP or its shareholders. Later, OWCP’s principals were once again surprised when they learned that Jim Fitzpatrick was no longer an employee of Kodiak, but was an employee of Old Main Capital (Old Main), a company affiliated with Nations, both controlled by an individual named Adam Long.

OWCP’s CFO, Mr. Shmuel De-Saban, wrote to you and attorney Even-Shosan in a panic on September 20, 2016 seeking an explanation for this disastrous turn of events, but never received the courtesy of a reply from Sichenzia Ross, a further material breach of your attorney-client duties and obligations.

The price of the OWCP shares on May 5, 2016, the date the RW was filed withdrawing the S-1, was $0.07 and the price of the OWCP shares on February 12, 2016, the date that this S-1was filed, was $.06. Based upon the average price of the OWCP shares of approximately $.005 or less during the period that Nations was dumping the shares into the market after conversion of the Note, we estimate that Nations enjoyed a windfall of approximately $330,000 above the $37.500.00 principal amount of the Note before default. It should be noted that OWCP did not receive any proceeds or other benefit upon the issuance of $37,500 Note to Kodiak.

At no time prior to June 16, 2016, did any of the attorneys at Sichenzia Ross mention anything about the effects or implications of the RW-Application for Withdrawal of Registration Statement filing on May 5, 2016, which would certainly have delayed the filing of a new S-1 as proposed by Sichenzia Ross, and any ability of OWCP to repay the Note – despite OWCP’s explicit requests that Sichenzia Ross (a) provide legal advice regarding the effects of the S-1 withdrawal and refiling and (b) “cancel the Note and issue stock in its place.” Further, the amended Form S-1 made no mention of the Risk of any default under the Note that would occur on June 16, 2016.

Had the attorneys at Sichenzia Ross properly advised OWCP’s principals on or before May 5, 2016 of the effects of the withdrawal of the S-1 on the existing Note, OWCP would have evaluated the possible consequences of default and might have repaid the Note prior to default. Instead, OWCP’s principals were erroneously led to believe and understand that they could repay the Note from the EPA. OWCP was never made aware that the Note remained convertible on default to such an enormous amount of OWCP shares, literally double the number of shares that would have been issued on or before June 16, 2016.

Ultimately, while OWCP originally retained Sichenzia Ross to advise them in registering 9 million shares under a Form S-1 for $750,000.00 in consideration, because of the default under the Note, OWCP was forced to issue over 33 million shares to Kodiak’s assignee, Nations, for no consideration at all.

The attorneys at Sichenzia Ross violated their duty to properly and completely advise OWCP’s principals of the effects of default under the Note after they refiled the Form S-1 on June 16, 2016, and further failed to properly treat the matter in the refiled Form S-1, which insufficiently and inaccurately describes the Note and accordant default terms. The failure of Sichenzia Ross to correctly advise OWCP of the possibility and effect of default under the Note has caused OWCP damages amounting to the difference between the OWCP shares issued because of the default conversion and the amount that could have been paid to satisfy the Note in cash. Based upon the foregoing, we believe that OWCP incurred damages in excess of $2,000,000.00 by the material acts and omissions on the part of you and your firm, in utter disregard for your fiduciary obligations as OWCP’s counsel. OWCP respects its rights to properly ascertain its damages following a full investigation and accounting of the aforementioned facts and transactions.

Further, to date, OWCP has paid Sichenzia Ross a total of $55,000.00 for its services in connection to the EPA and the Note. OWCP seeks an immediate full refund of these fees to offset the damages sustained by OWCP because of the egregious failure to render advise related to the Note default. OWCP expects a prompt response from Sichenzia Ross to compensate OWCP for its losses.

OWCP will be filing a Form 8-K with the SEC to disclose to OWCP shareholders and the investing public this material course of events, so that the SEC understands the specific reasons that over 33,700,000 shares of OWCP stock flooded the market in September 2016.

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We look forward to a prompt resolution of our client’s claims, without resort to formal legal proceedings. Please contact this office if you wish to discuss this matter.

Thank you.

Sincerely,

Lawrence R. Lonergan, Esq.

C:	Mordechai Bignitz

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